                         McDermott International, Inc.
                                 [Letterhead]



                                                       February 17, 1999



Mr. William J. Johnson, Chairman
Independent Committee of the Board of Directors
J. Ray McDermott, S.A.
801 N. Eldridge
Houston, TX 77079

Gentlemen:

     In connection with the consideration of a possible transaction between your Company and us, you have requested the right to review certain information which is non-public, confidential, or proprietary in nature. As a condition to our furnishing you with such information, you agree, as set forth below, to treat confidentially such information, and any other information we or our representatives furnish to you, whether furnished before or after the date of this Letter Agreement, whether furnished orally or in writing or gathered by inspection (collectively, the "Evaluation Material") and to take or abstain from taking certain other actions as herein set forth.

     You hereby agree not to use any of the Evaluation Material for any purpose other than in connection with the possible transaction. Further, you agree that the Evaluation Material will be kept confidential by you; provided, however that
(1) such information may be disclosed to those directors, officers, employees and representatives of your Company (such as auditors, engineers, financial consultants or attorneys) who need to know such information for the purpose of evaluating the possible transaction (it being understood that such directors, officers, employees, and representatives shall treat such information confidentially), and (2) such information may be disclosed to others only with our prior written consent. You shall keep a record of written Evaluation Material furnished to you, and you shall be responsible for any breach of this Letter Agreement by your directors, officers, employees or representatives.

J. Ray McDermott Inc.                 2                       February 17, 1999

     All communications regarding the proposed transaction and requests for information will be submitted or directed to us or to such representatives of us as are designated to you. Unless otherwise designated to you all notices and other contacts, written or oral, shall be with Mr. John W. Johnstone or any other member of the Finance Committee of the Board of Directors of McDermott International, Inc.

     Without our prior written consent, your Company will not, and you shall cause your directors, officers, employees and representatives not to, disclose to any person either the fact that discussions or negotiations are taking place concerning a possible transaction with us or the terms, conditions or other facts with respect to any such possible transaction, including the status thereof. The term "person" as used in this Letter Agreement shall be broadly interpreted to include, without limitation, any corporation, limited liability company, partnership, joint venture, association, or individual, including, but not limited to, any representatives of the news media and any of our or our affiliates= officers, directors, employees or representatives not directly involved in the proposed transaction. Moreover, without our prior written consent, your Company will not, and you will direct your directors, officers, employees and representatives not to, contact any of our or our affiliates= officers, directors, employees or representatives concerning the possible transactions except as otherwise provided herein.

     In the event that your Company or any of your directors, officers, employees or representatives are requested or required (by oral questions, interrogatories, requests for information, subpoena, civil investigative demand, or similar process) to disclose any Evaluation Material supplied to it or them in the course of your dealings pursuant to this Letter Agreement, it is agreed that you will, unless prohibited by applicable law or order, provide us with prompt notice of such request(s) (but not less than 48 hours, if possible, or such shorter period as appropriate, prior written notice of your intent to disclose such Evaluation Material) so that we may seek an appropriate protective order and/or waive compliance with the provisions hereof. It is further agreed that if we do not provide you or them with such protective order or waiver prior to the time required to make any such disclosure, you or your directors, officers, employees or representatives are nonetheless, in the written opinion of your counsel, Messers. Baker and Botts, legally required to disclose Evaluation Material, you or they may disclose such Evaluation Material without liability hereunder, provided that you have prior to the date of disclosure complied with the notice provisions of this paragraph.

J. Ray McDermott Inc.                 3                       February 17, 1999

     We reserve the right, in our sole and absolute discretion to terminate discussions and negotiations with your Company concerning the possible transaction at any time. Further, in the event that no transaction is effected between your Company and us after you have been furnished with Evaluation Material, you and your directors, officers, employees and representatives will promptly, upon our request, deliver to us all written Evaluation Material and all information derived there from without retaining any copy thereof and, as to other Evaluation Material, will continue to be bound by the terms hereof.

     The term "Evaluation Material" does not include information which (i) is or becomes available to the public other than as a result of a disclosure in breach of this Letter Agreement by you or your directors, officers, employees and representatives, (ii) was available to you on a non-confidential basis prior to its disclosure to you by us, our affiliates or representatives, (iii) becomes available to you on a non-confidential basis from a source other than us, our affiliates or representatives, provided that such source is not bound by a confidentiality agreement with us, our affiliates or representatives, with respect to such information, or (iv) was independently developed by you without reference to Evaluation Material.

     Although you understanding that we and our affiliates and representatives have endeavored and will continue in good faith to endeavor to include in the Evaluation Material information known to us and our affiliates and representatives which is believed to be relevant for the purpose of your investigation concerning the possible transaction, you further understand that we and our affiliates and representatives do not make any representation or warranty as to the accuracy or completeness of the Evaluation Material. Specifically, it is understood that any estimates or forecasts provided to your Company shall not constitute commitments. You agree that neither we, our affiliates nor representatives shall have any liability to you or any of your directors, officers, employees and representatives resulting from the use of the Evaluation Material by you or your directors, officers, employees and representatives.

     It is further understood and agreed that no failure or delay by us in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any right, power or privilege.

     Nothing contained in this Letter Agreement shall be construed as granting or conferring any rights of license or otherwise in the Evaluation Material except as provided herein.

J. Ray McDermott Inc.                 4                       February 17, 1999

     Any assignment of your rights, duties or obligations agreed to in this Letter Agreement by you without our prior written consent shall be void.

     THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA (WITHOUT REGARD TO CONFLICTS OF LAW). ALL SUITS, ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT ("RELATED PROCEEDINGS") SHALL BE BROUGHT IN A COURT OF COMPETENT JURISDICTION LOCATED IN THE CITY OF NEW ORLEANS, LOUISIANA. EACH OF WHICH COURTS SHALL BE AN APPROPRIATE FORUM FOR ALL SUCH RELATED PROCEEDINGS. EACH PARTY HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OF ANY SUCH COURT OVER, OR THE LAYING OF VENUE IN ANY SUCH COURT OF, ANY SUCH RELATED PROCEEDINGS.

     If you are in agreement with the foregoing, please sign in the space provided below and return a copy of this Letter Agreement to me at the address provided above. Your signature below will constitute your agreement with respect to the subject matter of this Letter Agreement.

                         Very truly yours,
                         McDERMOTT INTERNATIONAL, INC.


                         By:  /s/ Roger E. Tetrault
                             ----------------------------
                             Roger E. Tetrault
                             Chairman of the Board and
                             Chief Executive Officer

Agreed to and accepted
as of the date hereof:

J. RAY McDERMOTT, S.A.


By:  /s/ William J. Johnson
     ------------------------------------
Title:  Chairman of Independent Committee
        ---------------------------------
Date:  2-19-99
       ----------------------------------